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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 22, 1995, with respect to the financial statements of Kenlin Pet Supply, Inc. included in the Registration Statement (Form S-3 dated July 1, 1996) and related Prospectus of Central Garden & Pet Supply Company for the registration of 3,162,500 shares of its common stock.

                                          Ernst & Young LLP

Hackensack, New Jersey
June 27, 1996